As Filed With the Securities and Exchange Commission on September 14, 2005
                                                      Registration No.333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             Registration Statement Under the Securities Act of 1934


                                  AMMOGEM CORP.
                 (Name of Small Business Issuer in Its Charter)

           DELAWARE                            5094                         33-0952419
  (State or jurisdiction of        (Primary Standard Industrial            (IRS Employer
incorporation or organization)      Classification Code Number)        Identification Number)

         2316A Willemar Avenue
     Courtenay, BC Canada V9N 3M8                               (250) 898-8882
(Address of Principal Executive Offices)                      (Telephone Number)

            Karen Batcher
        4252 Bonita Road #151
          Bonita, CA 91902                                      (619) 475-7882
(Name and Address of Agent for Service)                       (Telephone Number)

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
================================================================================================
Title of Each                                          Proposed        Proposed
 Class of                                              Maximum         Maximum
Securities                                             Offering       Aggregate       Amount of
  to be                             Amount to be        Price         Offering      Registration
Registered                          Registered       Per Unit (1)     Price (2)         Fee
------------------------------------------------------------------------------------------------
Common Stock $.0001 par value to
be sold by selling shareholders       142,600          $0.50          $ 71,300         $ 8.39
------------------------------------------------------------------------------------------------
Common Stock $.0001 par value to
be sold by the company                300,000          $0.50          $150,000         $17.66
------------------------------------------------------------------------------------------------
TOTAL                                 442,600          $0.50          $221,300         $26.05
================================================================================================

(1) Fixed offering price was set by the company until securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                                  AMMOGEM CORP.
                         442,600 SHARES OF COMMON STOCK

This is our initial public offering. We are registering a total of 442,600 shares of our common stock. Of the shares being registered, 142,600 are being registered for sale by the selling shareholders, and 300,000 are being registered for sale by the Company. All of the shares being registered for sale by the Company will be sold at a price per share of $0.50 for the duration of the offering. The selling shareholders will sell their shares at a price per share of $0.50 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.

We will not receive any proceeds from the sale of any of the 142,600 shares by the selling shareholders. We will be selling all of the 300,000 shares of common stock we are offering as a self underwritten offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. This offering will terminate on the earlier of the sale of all of the 442,600 shares offered or 180 days after the date of the prospectus.

There is no established public market for our common stock and we have arbitrarily determined the offering price. Our Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted or that any market for our stock will ever develop.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NONE OF THESE SECURITIES MAY BE SOLD UNTIL A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                       Per Share       Per Share              Number
            Per Share       Underwriting discounts      Proceeds        Proceeds            of Shares
         Price to public       and commissions         to Company    to Shareholders    Available For Sale
         ---------------       ---------------         ----------    ---------------    ------------------
          $   0.50                 $0.00               $   0.50         $  0.00               300,000
          $   0.50                 $0.00               $   0.00         $  0.50               142,600
          --------                 -----               --------         -------               -------

Total     $221,300                 $0.00               $150,000         $71,300               442,600
          ========                 =====               ========         =======               =======

               The date of this Prospectus is ________ __, 200__.

                               TABLE OF CONTENTS


SUMMARY ....................................................................  3
RISK FACTORS ...............................................................  4
FORWARD LOOKING STATEMENTS .................................................  6
USE OF PROCEEDS ............................................................  7
DETERMINATION OF OFFERING PRICE ............................................  8
DILUTION ...................................................................  8
SELLING SECURITY HOLDERS ................................................... 10
PLAN OF DISTRIBUTION ....................................................... 12
LEGAL PROCEEDINGS .......................................................... 14
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS ......................... 14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ............. 16
DESCRIPTION OF SECURITIES .................................................. 17
INTEREST OF NAMED EXPERTS AND COUNSEL ...................................... 17
SECURITIES ACT INDEMNIFICATION DISCLOSURE .................................. 17
ORGANIZATION WITHIN LAST FIVE YEARS ........................................ 18
DESCRIPTION OF BUSINESS .................................................... 18
PLAN OF OPERATION .......................................................... 24
DESCRIPTION OF PROPERTY .................................................... 26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................. 27
MARKET FOR COMMON EQUITY AND OTHER SHAREHOLDER MATTERS ..................... 27
EXECUTIVE COMPENSATION ..................................................... 28
FINANCIAL STATEMENTS ....................................................... 28
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE ...................................................... 28

SUMMARY

Ammogem Corp. was incorporated in Delaware on December 7, 2000 as All Asia Imports, Inc. On April 26, 2004 the company filed an amended Certificate of Incorporation to change the name to Ammogem Corp. The company was incorporated by its resident agent and had no operations from the time of its original formation in December 2000 until Mr. Jean was elected and began initial operations in pursuit of the company's current business plan goals. While we are in our development stage, we have commenced our initial operations and our business plan includes the generation of revenues within twelve to eighteen months. We intend to provide customers with a variety of Ammonite gemstone products including complete fossil pieces, jewelry, do-it-yourself polishing kits and Feng Shui healing stones. Our principal executive offices are located at 2316A Willemar Avenue, Courtenay, BC Canada V9N 3M8. The telephone number is
(250)898-8882.

We received our initial funding of $14,660 through the sale of 142,600 common stock shares to 43 non-affiliated private investors from July 2004 until January 2005, and 3,000,000 shares to our director and president Lawrence Jean and two affiliated parties. Subsequent to that sale Mr. Jean purchased in private transactions the 2,000,000 shares held by the affiliated parties, resulting in Mr. Jean now holding 3,000,000 shares.

From inception until the date of this filing we have been in our development stage, we have recently commenced our initial operations and our business plan includes the generation of revenues within twelve to eighteen months. Our audited financial statements for the years ended December 31, 2004 and 2003 and the six months ended June 30, 2005 report a cash balance of $5,664, no revenues and a cumulative net loss since inception of $11,896.

OFFERING

Securities Being Offered     442,600 shares of common stock, 300,000 which we
                             are offering, and 142,600 which are being offered by the selling shareholders. All shares will be offered at a price of $0.50 per share. This offering will terminate on the earlier of the sale of all of the 442,600 shares or 180 days after the date of the prospectus.

Price per share              $0.50 as determined by company. The selling
                             shareholders will sell their shares at a fixed
                             price per share of $0.50 until our shares are
                             quoted on the Over the Counter Bulletin Board and
                             thereafter at prevailing market prices or in
                             privately negotiated transactions. All of the
                             shares being registered for sale by the company
                             will be sold at a fixed price per share of $0.50
                             for the duration of the offering.
Securities Issued
And Outstanding              3,142,600 shares of common stock are issued and
                             outstanding before the offering and 3,442,600 will be outstanding after the offering.

Registration costs           We estimate our total offering registration costs
                             to be $5,000. If we experience a shortage of funds prior to funding, our director has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however, our director has no formal commitment or legal obligation to advance or loan funds to the company.

RISK FACTORS

This section includes all the material risk factors associated with this offering and investors in Ammogem should carefully consider each prior to making an investment in our stock:

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE BEGUN TAKING STEPS IN FURTHERANCE OF OUR BUSINESS PLAN. WE EXPECT TO INCUR OPERATING LOSSES FOR THE NEXT TWELVE MONTHS. IF OUR LOSSES EXCEED OUR ABILITY TO GENERATE CONTINUED FUNDING, WE MAY BE UNABLE TO CONTINUE OPERATIONS AND WILL CEASE ANY ACTIVITY; THEREFORE YOU COULD LOSE YOUR ENTIRE INVESTMENT.

     Since inception, we have not earned any revenue and do not anticipate earning any revenue over the next twelve months. We intend to take the steps necessary to execute our business plan over the next twelve months as we incur additional operating expenses. Management plans to complete all of our business plans steps over the next twelve months, but if we receive only partial funding, we will continue our operations at a reduced level. If no funding is generated, we will be unable to continue operations.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

     As described in Note 4 of our accompanying financial statements, our cumulative losses to date of $11,896 and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no revenues or profits.

AMMOGEM HAS NO SALES, PROVEN MARKET, OR CONSUMER DEMAND. WITHOUT SIGNIFICANT USER DEMAND FOR OUR PRODUCTS, THE COMPANY COULD HAVE CONTINUED NEGATIVE CASH FLOW AND BE UNABLE TO REMAIN IN BUSINESS.

     The lack of a proven market for our products means that the true market for them may be minor or nonexistent. This could result in little or no revenue.

OUR BUSINESS STRATEGY REQUIRES US TO RAISE CASH OF $150,000. WITHOUT THIS FUNDING, WE COULD REMAIN AS A DEVELOPMENT STAGE COMPANY WITH NO REVENUES OR PROFITS AND MAY BE ONLY PARTIALLY SUCCESSFUL OR COMPLETELY UNSUCCESSFUL IN IMPLEMENTING OUR BUSINESS PLAN, RESULTING IN OUR SHAREHOLDERS LOSING PART OR ALL OF THEIR INVESTMENT.

     We intend to raise $150,000 in funding (net of $145,000 after offering fees) in order to finance our operations. We believe the most likely source of our funding is through a future sale of common stock in order to complete our current business plan. We have not yet identified any specific individuals or entities needed to provide our funding. Without this funding, we could remain as a start-up company accomplishing only the initial phase of our operations. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven services. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

ALL 300,000 SHARES BEING REGISTERED FOR SALE BY THE COMPANY WILL BE SOLD AT A FIXED PRICE PER SHARE OF $0.50 FOR THE DURATION OF THE OFFERING. THE 142,600 SHARES BEING REGISTERED FOR SALE BY THE SELLING SHAREHOLDERS WILL BE OFFERED AT A FIXED PRICE OF $0.50 PER SHARE UNTIL THE COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD AND THEREAFTER AT PREVAILING MARKET PRICES, WHICH COULD BE AT A PRICE LOWER THAN THE COMPANY IS REQUIRED TO SELL THEIR SHARES FOR.

     Once the shares are quoted on the OTC Bulletin Board the selling shareholders may sell their shares directly into any market created and at prices that will be determined by market conditions. If the shareholders choose to sell their shares at a price less than the fixed price of $0.50 that the company must offer their shares for, this could have an adverse effect on the company's ability to sell any shares resulting in limited or no capital being raised for the business plan.

OUR COMPETITORS, SUCH AS KORITE, STONESBONES.COM, AMMOLITE-GUARANTEED.COM AND AMMOLITES.COM, HAVE BEEN IN BUSINESS LONGER THEN WE HAVE AND HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LOWER LEVELS OF REVENUE THAN OUR BUSINESS PLAN ANTICIPATES.

     In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. We plan to market our product via the Internet and Home Shopping Network. Without sufficient sales volume, it is possible that we may not become a competitive force in our industry.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange, however, we plan to contact a market maker to obtain a listing for quotation on the OTC Electronic Bulletin Board. We do not know when we will be able to contact a market maker to obtain a quote for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

OUR SOLE DIRECTOR/OFFICER BENEFICIALLY OWNS 95% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE PROPOSED OFFERING HE WILL OWN 87% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of his share ownership in our company, if our sole director/officer decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our director/officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act.

OUR SOLE DIRECTOR/OFFICER BENEFICIALLY OWNS 95% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE PROPOSED OFFERING HE WILL OWN 87% OF THE OUTSTANDING SHARES. HE WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company, our sole director/officer will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

THE CURRENT OFFICER, LAWRENCE JEAN, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 30 HOURS PER WEEK TO COMPANY MATTERS, AND AT THE SAME TIME, HE IS INVOLVED IN OTHER BUSINESS ACTIVITIES. AMMOGEM'S NEEDS FOR HIS TIME AND SERVICES COULD CONFLICT WITH HIS OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE AMMOGEM'S AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

     Ammogem has not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or may arise with Mr. Jean's services, however, Mr. Jean has verbally agreed to limit his role in all other business activities and devote full time services to Ammogem after we raise sufficient capital and are able to provide officers' salaries per our business plan. Per our business plan, we have budgeted $1,500 per month for Mr. Jean's salary after we raise funds from our proposed offering. If we are unable to receive our full amount of funding the officers' salary will be adjusted accordingly.

OUR MANAGEMENT IS COMMITTED TO USE THE PROCEEDS FROM OUR PROPOSED OFFERING FOR THE BENEFIT OF THE COMPANY AND ADVANCING OUR BUSINESS PLAN, HOWEVER, SUCH USES MAY NOT YIELD A FAVORABLE RETURN.

     Management has committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond their control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses, such as compensation in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. If we sell all shares of common stock offered by the company in this prospectus, we will receive net proceeds of $145,000.

The table below shows how proceeds from this offering would be used during the twelve months after the offering based upon management's business plan estimates.


     Total shares offered                     300,000
     Percent of total shares offered              100%
     Shares sold                              300,000

     Gross proceeds from offering             150,000
     Less: offering expenses                    5,000
                                              -------
     Net proceeds from offering               145,000

     Use of net proceeds:
       Management Salaries                     18,000
       Equip & Furniture                        6,000
       Website                                 25,000
       Marketing                               20,000
       Travel & Trade Shows                     7,000
       Packaging & Shipping                     5,000
       Inventory                               50,000
       Exploration & Development Costs          7,900
       Working Capital                          6,100
       Office expenses & supplies              60,000

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. These revised estimates are contingent upon reduced funding levels and are based upon management's business plan estimates for the twelve months after receiving funding.

     Total shares offered                     300,000           300,000
     Percent of total shares offered               30%               60%
     Shares sold                               90,000           180,000

     Gross proceeds from offering              45,000            90,000
     Less: offering expenses                    5,000             5,000
                                              -------           -------
     Net proceeds from offering                30,000            85,000

     Use of net proceeds
       Management Salaries                          0            10,800
       Equip & Furniture                            0             2,000
       Website                                  5,000            15,000
       Marketing                                5,000            10,000
       Travel & Trade Shows                         0             3,000
       Packaging & Shipping                     1,000             5,000
       Inventory                               10,000            30,000
       Exploration & Development                7,900             7,900
       Working Capital                          1,100             1,300

The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering. These estimates are based upon our current plans and prevailing economic and industry conditions, and assumes that we are able to sell the number of the shares set forth in each column. We have determined the minimum funding required to proceed with a reduced form of our business plan would be $45,000 or 30% of our offering. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended, but any changes would be limited to making adjustments among the uses indicated. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the industry and the environment in which we operate, and regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

DETERMINATION OF OFFERING PRICE

The company set the offering price of the common stock at $0.50 per share. The price was arbitrarily set based upon the collective judgment of the company and the shareholders as to a price per share they were willing to accept. All 300,000 shares being registered for sale by the company will be sold at a fixed price per share of $0.50 for the duration of the offering. The 142,600 shares being registered for sale by the selling shareholders will be offered at a fixed price of $0.50 per share until the common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

DILUTION

Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at June 30, 2005 was 2,764 or $0.001 per share of common stock. Dilution per share represents the difference between the offering price of $0.50 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.

Prior to the completion of the offering, our net tangible book value was $2,764. After giving effect to a 100% completion of the offering and after deducting offering expenses estimated to be $5,000, our pro forma net tangible book value will be $147,764 or $0.043 per share. This represents an immediate increase in pro forma net tangible book value of $0.042 per share to existing stockholders and an immediate dilution of $0.457 per share, or approximately 91% of the offering price, to investors purchasing shares of common stock in the offering, or should the offering be only 60% or 30% subscribed, the immediate dilution would be respectively 95% and 97%.

     Public offering Price per share                                  $ 0.50
     Net Tangible Book Value per share before offering                $ 0.001
     Increase Per Share attributable to sale of these shares          $ 0.042
     Pro-Forma Net Tangible Book Value after offering                 $ 0.043
     Dilution per share to Public Investors                           $ 0.457

The following table summarizes the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares is assumed to have taken place as of the date of this prospectus.

                             Shares Purchased  Total Consideration Paid
                           -----------------   ------------------------  Average
                           Number    Percent     Amount        Percent    Per Sh
                           ------    -------     ------        -------    ------
Existing Shareholders    3,142,600      91      $ 14,660          8.9     $0.003
New Investors              300,000       9      $150,000         91.1     $0.50
                         ---------    ----      --------        -----     ------
Total                    3,442,600     100      $164,660          100     $0.030
                         =========    ====      ========        =====     ======

The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved.

Shares outstanding prior to offering                 3,142,600

Total shares offered                                   300,000          300,000
Shares sold                                             90,000          180,000
Public offering price                               $     0.50        $    0.50

Per share increase attributable to
new investors                                       $    0.012        $   0.026
NTBV per share prior to offering                    $    0.001        $   0.001
                                                    ----------        ---------
Post offering pro forma NTBV per share              $    0.013        $   0.026
Dilution to new investors                           $    0.487        $   0.474
Percent of dilution of the offering price                   97%              95%

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering 142,600 shares of the common stock offered through this prospectus. The shares were acquired from us in an offering that was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, and completed in January 2005.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. The number of shares owned by each prior to this offering; 2. The total number of shares that are to be offered for each;
3. The total number of shares that will be owned by each upon completion of the offering; 4. The percentage owned by each; and 5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 3,142,600 shares outstanding as of the date of this prospectus.

                                 Shares      Total of      Total        Percent
                               Owned Prior    Shares       Shares        Owned
     Name of                    To This      Offered       After         After
Selling Shareholder             Offering     For Sale     Offering      Offering
-------------------             --------     --------     --------      --------
Rupert Allan                     1,000         1,000          0             0
Jim Biniaris                     1,000         1,000          0             0
Lena Biniaris                    1,000         1,000          0             0
Norman Blair                     1,000         1,000          0             0
Sandra Lee Bosch                 1,000         1,000          0             0
Ron Bruce                        1,000         1,000          0             0
Checkers Investments
 Wm. A. Manuel, Principal       27,000        27,000          0             0
Andrew Coldicutt                 2,000         2,000          0             0
Patti Coldicutt                  3,000         3,000          0             0
Heather Conley                   1,000         1,000          0             0
Allegra Costigan                 1,000         1,000          0             0
Chehalis Jas Costigan            1,000         1,000          0             0

John Costigan                    1,000         1,000          0             0
Leonard Drake                    1,000         1,000          0             0
Maureen Elliott                  1,000         1,000          0             0
Jai Farkas                       1,000         1,000          0             0
Suya Farkas                      1,000         1,000          0             0
Danielle Jean                    1,000         1,000          0             0
Lois Jean                        1,000         1,000          0             0
Mary Ann Jean                    1,000         1,000          0             0
Michelle Jean                    1,000         1,000          0             0
Suzanne Jean                     1,000         1,000          0             0
Tammy Klashinsky                 1,000         1,000          0             0
William Koble                    1,000         1,000          0             0
Joanne Kotsiris                  2,000         2,000          0             0
John Lepik                       1,000         1,000          0             0
Daniel Maarsman Sr               1,000         1,000          0             0
David Milligan                   1,000         1,000          0             0
Kerry Milligan                   1,000         1,000          0             0
Nancy Morrison                   1,000         1,000          0             0
Nick Papadimitriou               1,000         1,000          0             0
Sam Papadimitriou                1,000         1,000          0             0
Georgia Piliotis                 1,000         1,000          0             0
Marilyn Schneider                1,000         1,000          0             0
Elaine Stupendick                1,000         1,000          0             0
Swanson Investments,
Max Quin, Principal             23,000        23,000          0             0
Tradewinds Investments,
 Shakira Burrows, Principal     29,800        29,800          0             0
Turbo International,
 Michael C.E. Turner, Prin.     19,800        19,800          0             0
J. Patricio Varas                1,000         1,000          0             0
Robert Woods                     1,000         1,000          0             0
Robert Young                     1,000         1,000          0             0
Helen Yuck                       1,000         1,000          0             0
Terry Yuck                       1,000         1,000          0             0

To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Ammogem or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.   Are broker-dealers or affiliates of broker dealers; or
3.   Has ever been an officer or director of Ammogem.

PLAN OF DISTRIBUTION

Ammogem is bearing all costs relating to the registration of the common stock. While we have no formal agreement to provide funding with our director, he has verbally agreed to advance additional funds in order to complete the registration statement process. There has been no discussion or agreement as to any limitation being placed on the amount of the funds the director will provide, nor any arrangement regarding the company paying back any funds that are advanced.

If the company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock". For the purposes relevant to Ammogem, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

SHARES BEING OFFERED BY THE COMPANY

We will conduct the sale of the shares we are offering on a self-underwritten basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. All the shares of our common stock that are being registered for sale by the company will be sold at a price per share of $0.50. There can be no assurance that we will sell all or any of the shares offered. We have no arrangements or guarantees that we will sell any shares. All subscription checks shall be made to the order of Ammogem Corp. Our offering will terminate on the earlier of the sale of all of the shares or 180 days after the date of the prospectus. We currently have not determined a plan of how the company will solicit investors interested in purchasing our stock.

While we do not anticipate utilizing any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. and are willing to, in connection with such sale, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sales of the shares pursuant to the terms hereof. In the event we engage a broker-dealer to distribute our shares, and the broker-dealer is acting as underwriter, we will be required to file a post effective amendment identifying the underwriter, discussing the underwriting agreement and file the agreement as an exhibit to the amended registration statement.

SHARES BEING OFFERED BY THE SELLING SHAREHOLDERS

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2.   in privately negotiated transactions; or
3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the company to be $0.50. The price of $0.50 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resale by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. Ammogem will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this prospectus. Ammogem anticipates once the shares are quoted on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.50 per share until the common stock is quoted on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. Ammogem cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. Ammogem does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by the shareholder. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock will be borne by the selling shareholders or other party selling the common stock. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, Ammogem will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Ammogem common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Ammogem common stock.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

LEGAL PROCEEDINGS

Ammogem is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Ammogem, whose one year term will expire on 4/30/06, or at such time as his successor(s) shall be elected and qualified is as follows:

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
Name & Address           Age     Position      Date First   Elected Term Expires
--------------           ---     --------      ----------   --------------------
Lawrence Jean            58      President,      4/26/04          4/30/06
2316A Willemar Avenue            Secretary,
Courtenay BC  V9N 3M8            Treasurer,
                                 Director

The foregoing person may be deemed a "promoter" of Ammogem, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been appointed and qualified.

Our director and officer currently handles a minor amount of administrative functions and has been responsible for completing the first phase of our business plan. The officer currently devotes 30 hours per week to the business of the company and intends to work on a full time basis when we raise capital of $145,000, net of offering costs, by January 2006.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

LAWRENCE HAMILTON JEAN

WORK HISTORY

Retired
1999 - Current

Radar Acquisitions Corp. - Calgary Canada
Founder 1995 - 1999
Ammolite Gem Mining company

* A Canadian Public company trading under the symbol RAC on the TSXV involved in the mining and processing of Ammolite for jewelry which was marketed internationally.

White Gold Ventures - La Rumerosa Mexico
Director 1992 - 1995
Mexican Mining company

* The company owned and mined a calcium carbonate mine in La Rumerosa, east of Tijuana, Baja California, Mexico.

Pathfinder International Recreation Corp - Canada Founder 1986 - 1990 Motor home vacation rental company

*    Operated 5 locations in Canada and the U.S. serving a global clientele.

EDUCATION

Graduate 1968 Concordia University, Montreal Canada - Majors in both History and Philosophy Graduate 1971 Simon Fraser University, Vancouver Canada - MBA Program

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Ammogem's voting securities by our officer, director and major shareholder as well as those who own beneficially more than five percent of Ammogem's common stock as of the date of this prospectus:

Title Of                Name &                     Amount &            Percent
 Class                 Address                  Nature of owner         Owned
 -----                 -------                  ---------------         -----
Common       Lawrence Jean                        3,000,000 (a)          95%
             2316A Willemar Avenue
             Courtenay, BC  V9N 3M8

             Total Shares Owned or Controlled
             by the Officer & Director            3,000,000              95%

----------
(a) Mr. Jean received 1,000,000 shares of the company's common stock on July 7, 2004 for $100. In April 2005 Mr. Jean purchased in private transactions 2,000,000 shares held by two affiliated parties for $200, the price they originally paid for their shares.

DESCRIPTION OF SECURITIES

Ammogem's Certificate of Incorporation authorizes the issuance of 80,000,000 shares of common stock, .0001 par value per share and 20,000,000 shares of preferred stock, .0001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Ammogem, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. Delaware law does not have any anti-takeover provision that would delay or prevent a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Karen Batcher, our legal counsel, has provided an opinion on the validity of our common stock.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

The Articles and By-Laws of Ammogem have no specific provisions to allow for the indemnification of the officer and director in regard to his carrying out the duties of his offices. Indemnification of directors and officers is as provided by the General Corporate Law of the State of Delaware. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION IN THE LAST FIVE YEARS

Ammogem Corp. was incorporated in Delaware on December 7, 2000 as All Asia Imports, Inc. On April 26, 2004 the company filed an amended Certificate of Incorporation to change the name to Ammogem Corp. The company was incorporated by its resident agent and had no operations from the time of its original formation in December 2000 until Mr. Jean was elected and began initial operations in pursuit of the company's current business plan goals. In July of 2004 Mr. Jean, acting as the sole officer and director, voted to seek capital and began development of our business plan.

We received our initial funding of $14,660 through the sale of 142,600 common stock shares to 43 non-affiliated private investors from July 2004 until January 2005, and 3,000,000 shares to our director and president Lawrence Jean and two affiliated parties. Subsequent to that sale Mr. Jean purchased in private transactions the 2,000,000 shares held by the affiliated parties, resulting in Mr. Jean now holding 3,000,000 shares.

DESCRIPTION OF BUSINESS

GENERAL INFORMATION

Ammogem Corp. was incorporated in Delaware on December 7, 2000 as All Asia Imports, Inc. On April 26, 2004 the company filed an amended Certificate of Incorporation to change the name to Ammogem Corp. The company was incorporated by its resident agent and had no operations from the time of its original formation in December 2000 until Mr. Jean was elected and began initial operations in pursuit of the company's current business plan goals. In July of 2004 Mr. Jean, acting as sole officer and director, voted to seek capital and began development of our business plan. We have taken the following steps: developed our business plan, secured the URL www.ammogem.com, and initiated our website. Our web site is currently in its development stage. The features are limited to the logo, a brief description of the gemstone and a contact e-mail.

We are a development stage company with no revenues or profits. There has been no bankruptcy, receivership or similar proceedings. There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

INDUSTRY HISTORY

Ammolite is a rare and valuable opal-like organic gemstone that comes from the fossilized shells of Ammonites, extinct mollusks of the class Cephalopoda, a predecessor to the squid and the South Pacific nautilus. Their history begins more than 65 million years ago when the continents were evolving into the shapes we are familiar with today. During this time the interior of North America was partially submerged under the Bearpaw Sea which bordered the developing Rocky Mountains. The Ammonite had coiled shells with gas-filled chambers that provided buoyancy and propulsion. They were a favored meal of marine reptiles which would extract the squid and discard the empty shell which then sank to the sea floor to be buried in the mineral-rich sediment. During the fossilization process the sediment not only preserved the shell but also enhanced the shell's colors into iridescent greens, yellows, reds and rare blues and violets. It is one of three biogenic gemstones, the other two being pearl and amber. To date marketable ammolite has only been found in, and commercially exploited from, the Bearpaw Formation of southern Alberta, Canada. Outcrops of the Bearpaw Formation are recognized in the Canadian provinces of Alberta and Saskatchewan, and in the U.S. state of Montana. In 1981, ammolite was given official gemstone status by the World Jewelry Confederation, the same year commercial mining of the ammolite began. In 1998, ammolite was declared to be a mineral rather than a fossil under Alberta Law, removing any possible mining restrictions that may have been imposed if it had been declared a fossil.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Ammogem Corp. intends to market and sell a variety of Ammonite gemstone products including complete fossil pieces, jewelry, do-it-yourself polishing kits and Feng Shui healing stones. We plan to utilize our website www.ammogem.com, trade shows, as well as eBay and the Home Shopping Network (HSN), to market our products. Management has experience in the mining industry, but has no specific experience in the retailing of ammolite products.

Each ammolite gemstone is unique in brilliance, color and pattern. The rarest and most desirable show three or more colors. The iridescent opal-like play of color is due to its microstructure and, unlike other gems whose colors come from light refraction, the iridescent color of ammolite comes from interference with the light that rebounds from the stacked layers of thin platelets that make up the ammolite. The thicker the layers, the more reds and greens are produced, the thinner the layers, the more blues and violets predominate. Reds and greens are the most commonly seen colors, owing to the fragility of the finer layers responsible for the blues. The grading of the stone (AA, A+, A and A- from highest to lowest) is based upon the following considerations:

     Color Range - A large array of color is displayed in ammolite, including all the spectral colors found in nature. Red and green are far more common than blue or purple. There are also certain hues, like crimson, violet or gold, which are derived from a combination of the primary colors, that are the rarest and in high demand. The most valuable grades have roughly equal portions of three or more primary colors or 1-2 bright and even colors, with the lowest grades having one comparatively dull color predominant.

     Directional - Chromatic shift is how the colors vary with the angle of viewing and the angle of light striking the gemstone. In higher grades this variation is almost prismatic in its scope, while lower grades show very little variation. Rotational range is how far the specimen can be turned while maintaining its play of color. The best rotate 360 degrees uncompromised, while lesser stones may exhibit directional colors that are only visible within a narrow rotational range, down to 90 degrees or less.

     Reflective Intensity - The brightness of colors and their iridescence is essentially dependent on how well-preserved the shell is and how fine and orderly the layers are. The quality of polish is also a factor. The most prized ammolite is the sheet type which has broad, uninterrupted swathes of color.

The ammolite itself is actually a very thin sheet, 0.02 to 0.03 inches in thickness. Rarely is ammolite without its matrix, which is typically a grey to brown shale. When exposed to the elements the thin ammolite tends to crack and flake. Occasionally a complete ammonite shell (fossil) is recovered with its structure well-preserved. While these shells may be as large as 35.5 inches in diameter, the iridescent ammonites are typically much smaller.

Rough ammolite that is durable and thick enough to be used is processed as follows: cut, trimmed, stabilized if necessary, ground to optimum colors, polished and shaped. Because the ammolite layer is very thin most gems are composite stones; these usually take the form of two-part doublets, with the ammolite layer adhered with epoxy to a dark backing material usually the matrix or mother rock from which the ammolite was quarried, or black onyx or glass may also be used. In composites where the ammolite layer is exceptionally thin, a third component is used; this constitutes a triplet, with a durable and transparent convex "cap". This cap is usually either synthetic quartz or spinel, or in lower-end productions, glass. Two types of solids are also produced: two-sided (ammolite on both sides) and one-sided (a natural assemblage of ammolite attached to its shale backing).

Ammolite is often damaged by cracking and flaking due to environmental exposure. The thin, delicate sheets in which ammolite occurs are also problematic. For these reasons most material is impregnated with a clear epoxy or other synthetic resin to stabilize it during cutting. Although any cracking present cannot be repaired, the epoxy prevents further flaking and helps protect the soft surface from scratching.

The four specific ammolite gemstone markets we intend to target are:

     Jewelry - Ammolite is used in all forms of jewelry. It is generally fashioned into freeform cabochons (convex shaped, polished but not faceted) and mounted in gold with diamond accents. Because it is soft and will scratch easily, it is best suited for brooches, pendants or earrings. If used as a ring stone, ammolite should be given a hard protective cap, namely one of synthetic spinel as used in triplets.

     Complete Fossils - Intact ammonite fossils from the Bearpaw formation are rare. There are currently waiting lists for the finer specimens which measure approximately 22" - 25" and weigh 50 lbs.

     Healing Stones - The Blackfeet Indian tribe knows ammolite as iniskim and have long believed it to possess healing powers and incorporate the gem into their medicine bundles for use in ceremonies. In the late 1990's practitioners of Feng Shui, the Ancient Chinese practice of configuring home or work environments to increase the flow of "chi" or vital energy to promote health, happiness, and prosperity, began to promote ammolite as an "influential" stone with what they believe is the power to enhance well-being and detoxify the body. Named the "Seven Color Prosperity Stone" each color is believed by Feng Shui practitioners to influence in different and positive ways; a combination of ruby red, emerald green and amber yellow is most sought after for this purpose, the colors being said to enhance growth, wisdom and wealth respectively.

     Lapidary Polishing Kits - For those who wish to polish their own ammolite pieces. Each kit contains a rough ammolite stone, complete set of polishing abrasives (grit kit), jewelry findings and booklet A GUIDE FOR AMMOGEM POLISHERS.

We intend to raise $145,000, net of offering costs, by January 2006 to continue executing our business plan. We have determined we need to raise funds by that date in order to meet our twelve month budget. If we are unsuccessful at securing funding by January of 2006, the company intends to adjust its time line forward for delivering its products until funding is secured. There is no assurance that the company will be able to raise $145,000 in our offering.

Although other ammolite dealers exist we believe we will be a strong competitor. We plan to achieve all of our business plan goals, however, there is no guarantee we will be successful in implementing our business plan. We have a budget of $145,000 to continue implementing our business plan. We plan to raise $145,000 by January 2006, net of $5,000 offering costs, in order to meet our overall business plan goals. If we receive partial funding we would continue in a reduced capacity by possibly modifying our business plan and achieving our goals at a slower pace while we seek additional funding sources.

Although Ammogem intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. If we are incapable of executing our business plan we would then investigate reasonable business options available to retain value for our shareholders. We could continue making progress on our business plan by developing alternatives such as limiting the scope of the products we offer clients to reduce costs, adjusting or reducing our in-house marketing costs, or reducing the costs for the development of our web site, and adjusting our timeline for the delivery of our products. If only partial funding is received we intend to follow our twelve month time frame, but in a reduced capacity. The level or reduction of our business operations could be commensurate with any given level of funding. We could decrease the number of products we offer, reduce in-house marketing efforts, and adjust our general overhead to any partial funding conditions. We could reduce or eliminate salaries or postpone asset purchases. In a partial funding scenario we would seek to expand our website design and begin our marketing efforts while seeking to eliminate other costs.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

Ammogem plans to market and sell its Ammolite products at its own proposed website, via eBay and Home Shopping Network and at Gem and Lapidary trade shows.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS OR SERVICES

Ammogem has no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

Ammogem's competitors for our targeted market have longer operating histories, larger customer bases, and greater brand recognition than Ammogem. Major competitors are ammolites.com, canadafossils.com, ammolite-guaranteed.com, and darlin-jewellers.com. We are not aware of any significant barriers to Ammogem's entry into the Ammolite industry, however, we currently have no sales or share of this market.

SUPPLIERS AND SOURCES OF RAW MATERIALS

On July 15, 2004 we signed an exclusive license agreement with Ammogem Canada to supply us with our inventory of Ammolite products. A copy of the license agreement is included as Exhibit 10 to this prospectus.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We will not depend on any one or a few major customers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

As of the date of this filing, we have secured our Internet domain name www.ammogem.com. We currently have no plans for trademark protection of our name or products, however, management will assess the need for such on an ongoing basis.

On July 15, 2004 the Company entered into an Exclusive License Agreement with Ammogem Minerals Canada, Ltd. In order to keep the license in good standing and if force and effect, we were obligated to pay $5,000 by October 31, 2004 (paid in October 2004) and reimburse Ammogem Canada for exploration and development costs of up to $10,000, of which we have paid $2,100 to date. We are also obligated under the terms of the license agreement to pay Ammogem Canada 40% of the gross revenues in exchange for the acquisition of the minerals, processing and providing inventory on consignment for sale by us. Mr. Lawrence Jean, our officer and director, owns Ammogem Minerals Canada, Ltd.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Ammogem is not required to apply for or have any government approval for its products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business in Canada and the United States. These would include a business licenses as well as obtaining a Canadian federal tax number to collect the federal Goods and Services Tax (GST) on all sales made within Canada. The only trade rules that could apply to our business would be duties and taxes. Any products that are produced or manufactured in the U.S., Canada or Mexico would fall under the North American Free Trade Agreement (NAFTA) and would be duty free providing they are accompanied by a certificate of origin.

We are also aware that as the Internet becomes increasingly popular, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and security of information. Furthermore, the growth of electronic commerce may prompt demand for more stringent consumer protection laws. Several U.S. states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties and has proposed regulations restricting the collection and use of information from minors online. We do not currently have plans to provide personal data regarding our customers to any third parties and currently do not plan to identify registered users by age. However, the adoption of additional privacy or consumer protection laws could create uncertainty in usage of the Internet and reduce the demand for our products or require us to redesign our web site. We are uncertain as to how our business could be impacted by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity, qualification to do business and personal privacy. The vast majority of these laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty in the Internet marketplace. This uncertainty could reduce demand for our products through our proposed internet sales, increase the cost of doing business as a result of litigation costs and/or increase product delivery costs.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Ammogem has expended no funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Ammogem is not aware of any environmental regulations that could directly affect its operations, but no assurance can be given that environmental regulations will not, in the future, have a material adverse impact on our business.

NUMBER OF EMPLOYEES

Ammogem's only current employee is its officer who devotes 30 hours per week to manage the affairs of the company. The officer intends to work on a full time basis when Ammogem raises capital per its business plan. Our business plan does not call for hiring any new full-time employees during the next twelve months, however if revenues are sufficient to cover the expense management will evaluate the need for any more employees.

REPORTS TO SECURITIES HOLDERS

We will provide an annual report to our shareholders including audited financial statements pursuant to Item 101c of Regulation S-B. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. Ammogem will become subject to disclosure filing requirements upon the effective date of this prospectus, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act. The public will be able to read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION

Ammogem's current cash balance is $5,664. Our director has agreed to provide additional funding that will enable us to maintain a positive cash flow needed to pay for our current level of operating expenses over the next twelve months, which would include office expenses, bookkeeping and audit fees and website costs. There are no formal commitments or arrangements with our director to advance or loan funds to Ammogem. There are no terms regarding repayment of any loan or capital contribution. If we experience a shortage of funds for our registration costs prior to funding, our director has also informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. We have sold $14,660 in equity securities to pay for our operations to date. We estimate our current cash balance of $5,664 will be sufficient for office expenses and fees through January 2006, our director has agreed to provide additional funding over the next twelve months or until we are able to receive funding per our business plan.

Our independent auditors have expressed an opinion that our operating losses since inception raise substantial doubt as to our ability to continue as a going concern. We are dependent upon our ability to raise the additional funding needed to complete our business plan goals over the next twelve months.

As of the date of this filing, we have taken the following steps: developed our business plan, secured the Internet domain name www.ammogem.com, and initiated our website. We are now in the process of registering with the Securities and Exchange Commission the securities we sold in July 2004 through January 2005 and an additional 300,000 shares for sale by the Company. We have a budget of $145,000 to continue implementing our business plan. We plan to raise $145,000 by January 2006, net of $5,000 offering costs, in order to meet our overall business plan goals. If we are unsuccessful at securing funding by January of 2006, the company intends to adjust its time line forward for delivering its products until funding is secured.

Upon securing funding by January of 2006, our plan for delivering our products is as follows:

FEBRUARY/MARCH 2006

We will start purchasing the necessary equipment and office furniture for the business, such as a computer, shipping/labeling machine, and inventory shelving and racking, the estimated one-time cost for these is $6,000. Hire a website designer to expand the preliminary website at www.ammogem.com as well as provide search engine optimization for our website domain (estimated one time cost of $20,000). We will start placing orders for our initial inventory to be delivered within thirty to sixty days. We will set aside approximately $25,000 to $30,000 to cover the 40% of retail sales which will be owed to Ammogem Canada upon the sale of this inventory. Lawrence Jean will be responsible for these duties and we will begin paying him a management salary of $1,500.

APRIL 2006

We plan to attend and display our products at the B.C. Gem Show in Abbotsford, BC March 31st - April 2nd. The rental of a 10' x 10' booth is $1,250. Lawrence Jean will be responsible for setting up and manning the booth. We estimate the total cost of attending this trade show to be $3,000. We anticipate setting aside $10,000 for the 40% of retail sales owed to Ammogem for the inventory we will display and sell at the trade shows we will be attending in April and May.

MAY/JUNE 2006

We begin taking delivery of our initial inventory and will concurrently order packaging/shipping supplies. We estimate our initial order for packaging/shipping materials will be for 2,000 units at an estimated cost of $.50 per unit. Website maintenance is estimated to continue at $500 per month. Lawrence Jean will be responsible for these duties. We plan to attend and display our products at the Whole Bead Show in Vancouver, BC May 5th - 7th. The rental of an 8.5' x 6' booth is $1,020. Lawrence Jean will be responsible for setting up and manning the booth. We estimate the total cost of attending the trade show to be $4,000.

JULY/AUGUST 2006

Begin advertising campaign in gemstone and lapidary publications such as Canadian Rockhound Magazine and other lapidary publications, and online at sites such as HSN and eBay. We estimate the initial setup of our marketing campaign to cost $4,000 and continue at a monthly rate of $2,000. Lawrence Jean will be responsible for these duties.

SEPTEMBER/OCTOBER 2006

We will continue our marketing efforts, focusing on HSN and Ebay as well as follow up interest generated from the trade shows. We estimate spending an additional $10,000 for inventory payments to Ammogem Canada. We also anticipate paying the remaining exploration and development costs of $7,900 to Ammogem Canada during this time.

NOVEMBER/DECEMBER 2006

We will continue our marketing efforts, focusing on gift sales for the Christmas season.

JANUARY 2007

We anticipate our sales will have reached a level that will sustain our business operations and allow us to begin hiring employees as necessary.

In order to meet all of our current business plan goals, we need to receive funding. We intend to use funding we receive to provide cash for our business plan during the next twelve months as cash flow from sales is not estimated to reach a level to sustain our business operations until January 2007. We will face considerable risk in each of our business plan steps, such as difficulty obtaining inventory for sale, longer than anticipated lead time necessary for us to complete our marketing plan, and a shortfall of funding due to our inability to raise capital. If no funding is received during the next twelve months, we may utilize one or more options such as use existing cash in the bank, funds loaned by our director, or we might ask our shareholders for funds. Neither our director nor our shareholders have any formal commitments, arrangements or legal obligation to advance or loan funds to Ammogem. To date, there have been no loans by the director to Ammogem, no negotiated material terms or agreed upon amounts, and no formalized agreements of any kind.

Should we receive only partial funding we intend to follow our twelve month time frame, but in a reduced capacity. We could modify our business plan to implement our plan over a longer timetable or reduce the scope of services offered. The level or reduction of our business operations could be commensurate with any given level of funding. We could decrease the number of products we offer, reduce in-house marketing efforts, or adjust our general overhead to any partial funding conditions. We could reduce or eliminate salaries, postpone inventory purchases, and reduce the number or type of products offered. In a partial funding scenario we would seek to expand our website design and begin our marketing efforts while seeking to eliminate other costs.

DESCRIPTION OF PROPERTY

Ammogem's principal executive office address is 2316A Willemar Avenue, Courtenay BC, Canada V9N 3M8. The principal executive office and telephone number are provided by the officer of the corporation. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $150,000 and then begin hiring new employees per our business plan. When our revenues reach a point to sustain operations, we plan to rent approximately 1,000 square feet of warehouse and office space in Courtenay BC. We are aware of available space that would fit our needs, but at this time we have not entered into any lease arrangements for the space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Jean, the officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

On July 7, 2004, the Company issued 1,000,000 shares of its $0.0001 par value common stock to Mr. Jean, the officer and director of the Company in exchange for cash in the amount of $100. In April 2005 Mr. Jean purchased in private transactions 2,000,000 shares held by two shareholders for cash in the amount of $200, the amount the shareholders originally paid for their shares.

On July 15, 2004 the Company entered into an Exclusive License Agreement with Ammogem Minerals Canada, Ltd. In order to keep the license in good standing and if force and effect, we were obligated to pay $5,000 by October 31, 2004 (paid in October 2004) and reimburse Ammogem Canada for exploration and development costs of up to $10,000, of which we have paid $2,100 to date. We are also obligated under the terms of the license agreement to pay Ammogem Canada 40% of the gross revenues in exchange for the acquisition of the minerals, processing and providing inventory on consignment for sale by us. Mr. Lawrence Jean, our officer and director, owns Ammogem Minerals Canada, Ltd.

Mr. Jean, our sole officer and director, is the only "promoter" of Ammogem, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

MARKET FOR COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Ammogem plans to contact a market maker to obtain a listing for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus, Ammogem had 44 shareholders of record. We have paid no cash dividends and have no outstanding options. As of the date of this filing, there have been no discussions or understandings between Ammogem nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

Pursuant to this registration statement the company is seeking to register 142,600 shares held by 43 non-affiliated shareholders and 300,000 shares offered by the company. 3,000,000 shares held by our officer and director, are not being registered pursuant to this filing.

EXECUTIVE COMPENSATION

Ammogem's current officer receives no compensation. The only current Director is Mr. Lawrence Jean.

                           Summary Compensation Table

                                              Other
 Name &                                      Annual       Restricted                            All Other
Principal                                    Compen-        Stock         Options      LTIP      Compen-
Position      Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------      ----    ---------   --------   ---------    -----------     -------   ----------  ---------
L Jean        2004       -0-         -0-        -0-           -0-           -0-        -0-         -0-
President

There are no current employment agreements between the company and its executive officer nor understandings regarding future compensation.

The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide proper salaries. The officer and director has the responsibility to determine the timing of remuneration for key personnel. Per our business plan, if we are successful in raising funds from our proposed offering, we have verbally agreed to pay our officer a $1,500 per month salary.

FINANCIAL STATEMENTS

The audited financial statements of Ammogem as of December 31, 2004 and December 31, 2003, and from December 7, 2000 (inception) through June 30, 2005 and related notes which are included in this offering have been examined by Oscar Ibarra, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board

                         INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors of
Ammogem Corp.

We have reviewed the accompanying balance sheets of Ammogem Corp. as of June 30, 2005, and the related statements of operations, changes in stockholders' equity, and cash flows for the six and three months ended June 30, 2005 and 2004, and for the period of December 7, 2000 (inception) through June 30, 2005 in accordance with Statements on Standards for Accounting Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA-APC
-----------------------------------
Armando C. Ibarra, CPA-APC

August 16, 2005
Chula Vista, California


                      371 E. Street Chula Vista, Ca. 91910
                     tel: (619) 422-1348 fax: (619) 422-1465

                                  AMMOGEM CORP.
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                         As of               As of
                                                                        June 30,          December 31,
                                                                          2005               2004
                                                                        --------           --------
                                     ASSETS
CURRENT ASSETS
  Cash                                                                  $  5,664           $  6,508
                                                                        --------           --------
TOTAL CURRENT ASSETS                                                       5,664              6,508

OTHER ASSETS
  License agreement                                                        5,000              5,000
                                                                        --------           --------
TOTAL OTHER ASSETS                                                         5,000              5,000
                                                                        --------           --------

      TOTAL ASSETS                                                      $ 10,664           $ 11,508
                                                                        ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payable                                                          $  7,900           $  7,900
                                                                        --------           --------
TOTAL CURRENT LIABILITIES                                                  7,900              7,900
                                                                        --------           --------

      TOTAL LIABILITIES                                                    7,900              7,900

STOCKHOLDERS' EQUITY
  Common stock ($.0001 par value, 20,000,000 shares authorized;
   3,142,600 and 3,136,600  shares issued and outstanding as of June
   30, 2005 and December 31, 2004, respectively)                             315                314
  Paid-in capital                                                         14,345             13,646
  Deficit accumulated during development stage                           (11,896)           (10,352)
                                                                        --------           --------
TOTAL STOCKHOLDERS' EQUITY                                                 2,764              3,608
                                                                        --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                          $ 10,664           $ 11,508
                                                                        ========           ========

                       See Notes to Financial Statements

                                  AMMOGEM CORP.
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                                                                        December 7, 2000
                                          Six Months     Three Months   Three Months     Three Months     (inception)
                                            Ended           Ended          Ended            Ended           through
                                           June 30,        June 30,       June 30,         June 30,         June 30,
                                            2005            2004           2005             2004             2005
                                         -----------     ----------     -----------      ------------     -----------
REVENUES
  Revenues                               $        --     $       --     $        --      $         --     $        --
                                         -----------     ----------     -----------      ------------     -----------
TOTAL REVENUES                                    --             --              --                --              --

GENERAL & ADMINISTRATIVE EXPENSES              1,544             --             296                --          11,896
                                         -----------     ----------     -----------      ------------     -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES        1,544             --             296                --          11,896
                                         -----------     ----------     -----------      ------------     -----------

NET LOSS                                 $    (1,544)    $       --     $      (296)     $         --     $   (11,896)
                                         ===========     ==========     ===========      ============     ===========

BASIC LOSS PER SHARE                     $     (0.00)    $       --     $      (0.00)    $        --
                                         ===========     ==========     ============     ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                 3,141,871             --        3,142,600              --
                                         ===========     ==========     ============     ===========

                       See Notes to Financial Statements

                                  AMMOGEM CORP.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
             From December 7, 2000 (inception) through June 30, 2005
--------------------------------------------------------------------------------

                                                                                       Deficit
                                                                                     Accumulated
                                                        Common        Additional       During
                                      Common            Stock          Paid-in       Development
                                      Stock             Amount         Capital          Stage           Total
                                      -----             ------         -------          -----           -----
Net lncome, December 7, 2000
(inception) through
December 31, 2000                                                                            --             --
                                    ----------         --------         -------        --------        -------
BALANCE, DECEMBER 31, 2000                  --               --              --              --             --
                                    ----------         --------         -------        --------        -------
Net lncome, December 31, 2001               --               --
                                    ----------         --------         -------        --------        -------
BALANCE, DECEMBER 31, 2001                  --               --              --              --             --
                                    ----------         --------         -------        --------        -------
Net lncome, December 31, 2002               --               --
                                    ----------         --------         -------        --------        -------
BALANCE, DECEMBER 31, 2002                  --               --              --              --             --
                                    ----------         --------         -------        --------        -------
Net lncome, December 31, 2003               --               --
                                    ----------         --------         -------        --------        -------
BALANCE, DECEMBER 31, 2003                  --               --              --              --             --
                                    ----------         --------         -------        --------        -------
Common stock issued for cash
on August 5, 2004                    3,000,000              300                                            300

Common stock issued for cash
on August 30, 2004                      15,000                2           1,498                          1,500

Common stock issued for cash
on September 21, 2004                   80,800                8           8,072                          8,080

Common stock issued for cash
on October 26, 2004                     30,800                3           3,077                          3,080

Common stock issued for cash
on December 15, 2004                    10,000                1             999                          1,000

Net loss, December 31, 2004                                                             (10,352)       (10,352)
                                    ----------         --------         -------        --------        -------
BALANCE, DECEMBER 31, 2004           3,136,600              314          13,646         (10,352)         3,608
                                    ----------         --------         -------        --------        -------
Common stock issued for cash
on January 26, 2005                      6,000                1             599                            600

Contributed capital on
April 5, 2005                                                               100                            100

Net Loss, June 30, 2005                                                                  (1,544)        (1,544)
                                    ----------         --------         -------        --------        -------

BALANCE, JUNE 30, 2005               3,142,600         $    315         $14,345        $(11,896)        $2,764
                                    ==========         ========         =======        ========        =======

                       See Notes to Financial Statements

                                  AMMOGEM CORP.
                          (A Development Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                                         December 7, 2000
                                                Six Months     Six Months   Three Months   Three Months    (inception)
                                                  Ended          Ended         Ended          Ended          through
                                                 June 30,       June 30,      June 30,       June 30,        June 30,
                                                   2005           2005          2005           2004            2005
                                                 --------       --------      --------       --------        --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                              $ (1,544)      $     --      $   (296)      $     --        $(11,896)
  Changes in operating assets and liabilities:
    (Increase) decrease in license agreement           --             --            --             --          (5,000)
                                                 --------       --------      --------       --------        --------
      NET CASH PROVIDED BY (USED IN)
       OPERATING ACTIVITIES                        (1,544)            --          (296)            --         (16,896)

CASH FLOWS FROM INVESTING ACTIVITIES

      NET CASH PROVIDED BY (USED IN)
       INVESTING ACTIVITIES                            --             --            --             --              --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of commons stock             600             --            --             --          14,560
  Proceeds in paid in capital                         100                          100             --             100
  Proceeds from note payable                           --             --            --             --           7,900
                                                 --------       --------      --------       --------        --------
      NET CASH PROVIDED BY (USED IN)
       FINANCING ACTIVITIES                           700             --           100             --          22,560
                                                 --------       --------      --------       --------        --------

NET INCREASE (DECREASE) IN CASH                      (844)            --          (196)            --           5,664

CASH AT BEGINNING OF PERIOD                         6,508             --         5,860             --              --
                                                 --------       --------      --------       --------        --------

CASH AT END OF PERIOD                            $  5,664       $     --      $  5,664       $     --        $  5,664
                                                 ========       ========      ========       ========        ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
  Interest paid                                  $     --       $     --      $     --       $     --
                                                 ========       ========      ========       ========
  Income taxes paid                              $     --       $     --      $     --       $     --
                                                 ========       ========      ========       ========

                       See Notes to Financial Statements

                                  AMMOGEM CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2005


NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Ammogem Corp. (the Company) was incorporated under the laws of the State of Delaware on December 7, 2000 under the name All Asia Imports, Inc. On April 26, 2005 the board approved a name change to Ammogem Corp. The Company is in the development stage. Its activities to date have been limited to capital formation, organization, set-up of a website, and development of its business plan and a target customer market.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 30, 1999 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                                  AMMOGEM CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2005


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D. INCOME TAXES (CONTINUED)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 4. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company generated net losses of $11,896 during the period from December 7, 2007 (inception) to June 30, 2005. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $5,664 is sufficient to cover the expenses they will incur during the next twelve months.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will attempt to raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. A director provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                                  AMMOGEM CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2005


NOTE 5. RELATED PARTY TRANSACTION - (CONTINUED)

On July 15, 2004 the Company entered into an Exclusive License Agreement with Ammogem Minerals Canada, Ltd. In order to keep the license agreement in good standing and in force and effect, Ammogem was obligated to pay $5,000 by October 31, 2004 and obligated to pay 40% of the gross revenues of the licensee. The Company is also obligated to reimburse Ammogem Canada $10,000 for exploration and development costs. An officer of the Corporation owns Ammogem Minerals Canada, Ltd.

As of June 30, 2005, the Company owed Ammogem Canada $7,900 toward the exploration and development cost. The $7,900 is recorded as a note payable. No repayment terms have been set.

NOTE 6.  INCOME TAXES

                                                             As of June 30, 2005
                                                             -------------------
     Deferred tax assets:
     Net operating tax carryforwards                               $ 1,784
     Other                                                               0
                                                                   -------
     Gross deferred tax assets                                       1,784
     Valuation allowance                                            (1,784)
                                                                   -------

     Net deferred tax assets                                       $     0
                                                                   =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. SCHEDULE OF NET OPERATING LOSSES

     2000 Net Operating Income                                     $      0
     2001 Net Operating Income                                            0
     2002 Net Operating Income                                            0
     2003 Net Operating Income                                            0
     2004 Net Operating Loss                                        (10,352)
     2005 Net Operating Loss (six months)                            (1,544)
                                                                   --------

     Net Operating Loss                                            $(11,896)
                                                                   ========

As of June 30, 2005, the Company has a net operating loss carryforwards of approximately $11,896. The operating loss carryforward expires twenty years from the date the loss was incurred.

                                  AMMOGEM CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2005


NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On August 5, 2004 the Company issued 3,000,000 shares of common stock for cash valued at $0.001 per share.

On August 30, 2004 the Company issued 15,000 shares of common stock for cash valued at $0.10 per share.

On September 21, 2004 the Company issued 80,800 shares of common stock for cash valued at $0.10 per share.

On October 26, 2004 the Company issued 30,800 shares of common stock for cash valued at $0.10 per share.

On December 15, 2004 the Company issued 10,000 shares of common stock for cash valued at $0.10 per share.

On January 26, 2005 the Company issued 6,000 shares of common stock for cash valued at $0.10 per share.

As of June 30, 2005 the Company had 3,142,600 shares of common stock issued and outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2005:

     *    Common  stock,  $0.0001  par  value:   20,000,000  shares  authorized;
          3,142,600 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles and By-Laws of Ammogem have no specific provisions to allow for the indemnification of the officer and director in regard to his carrying out the duties of his offices. Indemnification of directors and officers is as provided by the General Corporate Law of the State of Delaware.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $   28
     Accounting fees and expenses                                    $3,000
     Legal fees                                                      $  700
     Printing and mailing fees                                       $  372
     Transfer Agent fees                                             $  900
                                                                     ------
     Total                                                           $5,000
                                                                     ======

Ammogem will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

On July 7, 2004, the Board of Directors authorized the issuance of 1,000,000 shares of common stock to Mr. Jean for $100 and 2,000,000 shares to two affiliated parties for $200, a price of $0.0001 per share. In issuing the shares, the company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"), under Rule 144. The price per share was an arbitrary price set by the board of directors. Subsequent to that sale Mr. Jean purchased in private transactions the 2,000,000 shares held by the affiliated parties, resulting in Mr. Jean now holding 3,000,000 shares.

From the period of approximately July 1, 2004 until January 31, 2005, the company offered and sold 142,600 shares at $0.10 per share to 43 non-affiliated private investors. The company relied upon Regulation S, category 3 of Rule 903 of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, were non U.S. persons, and had adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision, that the securities would be resold in accordance with Regulation S or pursuant to an available exemption. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Regulation S restrictive legend. In addition, the Company has adopted in conjunction with the sale of these securities a board resolution to refuse to register or transfer any of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

                                    EXHIBITS

     Exhibit 3.1    Articles of Incorporation              Included
     Exhibit 3.2    Bylaws                                 Included
     Exhibit 5      Opinion re: Legality                   Included
     Exhibit 10     Licensing Agreement with Ammogem
                     Minerals Canada                       Included
     Exhibit 23.1   Consent of legal counsel               Included in Exhibit 5
     Exhibit 23.2   Consent of independent auditor         Included

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     i. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     iii. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Courtenay, Province of British Columbia, on September 13, 2005.

                                               Ammogem Corp.


                                               By /s/ Lawrence Jean
                                                 ----------------------------
                                                 Lawrence Jean
                                                 (Principal Executive Officer,
                                                 Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Lawrence Jean                                             September 13, 2005
---------------------------------                             ------------------
Lawrence Jean, President                                              Date
(Principal Executive Officer, Principal
Accounting Officer, Principal Financial Officer)